                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Alltel Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              Alltel Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                              ALLTEL CORPORATION
                 One Allied Drive Little Rock, Arkansas 72202
                           Telephone (501) 905-8000
                                www.alltel.com

                                                                 March 22, 1999

Dear Stockholder:

The 1999 Annual Meeting of Stockholders of ALLTEL Corporation will be held on Thursday, April 22, 1999, for the purposes set forth in the accompanying notice. The matters to be voted upon are explained in the proxy statement included with the notice.

It is important that you complete and return your proxy as promptly as possible, or vote via the Internet or by telephone in accordance with the instructions set forth on the proxy card.

                               Sincerely,

                               Joe T. Ford
                               Chairman and
                               Chief Executive Officer

                              ALLTEL CORPORATION
                   Notice of Annual Meeting of Stockholders
                                April 22, 1999


To the Stockholders of
ALLTEL Corporation:


  Notice Is Hereby Given That the 1999 Annual Meeting of Stockholders of ALLTEL Corporation ("ALLTEL") will be held in Arkansas' Excelsior Hotel, Ballroom Level, Three Statehouse Plaza, Little Rock, Arkansas 72201, on Thursday, April 22, 1999, at 11:00 a.m. (local time), for the following purposes:

  1. To elect directors to the class whose term will expire in 2002.

  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  A copy of the Annual Report for the calendar year 1998 has been mailed to each stockholder receiving this Notice.

  Only holders of the Common Stock and of each series of the voting Cumulative Preferred Stock, $25 par value, of record at the close of business on February 22, 1999, are entitled to notice of and to vote at the meeting or at any adjournment thereof; holders of unexchanged stock certificates of companies previously acquired by ALLTEL are entitled to notice of the meeting and shall be entitled to vote if they have exchanged their stock certificates for ALLTEL certificates by April 22, 1999.

Little Rock, Arkansas         By Order of the Board of Directors,
March 22, 1999                FRANCIS X. FRANTZ,
                              Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE FILL IN, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, OR VOTE VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE PROXY CARD.

ALLTEL Corporation
One Allied Drive
Little Rock, Arkansas 72202

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ALLTEL Corporation ("ALLTEL") to be used at its 1999 Annual Meeting of Stockholders to be held on Thursday, April 22, 1999, and at any adjournment or adjournments thereof. Shares represented by properly executed proxies will be voted at the meeting. If a choice is specified by a stockholder, the proxy will be voted in accordance with that choice. Any proxy may be revoked at any time if it has not already been exercised.

  This Proxy Statement is being mailed to stockholders beginning on March 22, 1999.

  The close of business on February 22, 1999, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. On the record date, there were outstanding and entitled to vote 280,035,657 shares of Common Stock and 340,792 shares of voting Cumulative Preferred Stock; up to 1,066,144 additional shares of Common Stock would be entitled to vote in the event the unexchanged stock certificates of companies previously acquired by ALLTEL were exchanged for ALLTEL certificates by April 22, 1999.

  On all matters to be acted upon at the meeting, each share of Common Stock is entitled to one vote per share, and each share of voting Cumulative Preferred Stock is entitled to one vote per share (share for share with the holders of the Common Stock). Under Delaware law and ALLTEL's Restated Certificate of Incorporation, if a quorum is present at the meeting (a) the five nominees for election as directors for the term ending in 2002 who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected directors for the term ending in 2002 and (b) any other matters submitted to a vote of the stockholders must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any of the other matters because the abstention results in one less vote for approval. Broker nonvotes on one or more matters will have no impact because they are not considered "shares present" for voting purposes.

                             ELECTION OF DIRECTORS

  The ALLTEL Board of Directors presently consists of fourteen members divided into three classes, two of which consist of five members and one of which consists of four members. Messrs. John R. Belk, Charles H. Goodman, W.W. Johnson, Frank E. Reed, and William H. Zimmer, currently members of the class whose term expires in 1999, are nominees for election at the 1999 Annual Meeting for the term ending in 2002. Following the election of directors at the Annual Meeting, the Board of Directors will consist of fourteen members divided into three classes, two of which will consist of five members (the class of 2000 and the class of 2002), and one of which will consist of four members (the class of 2001).

  Unless otherwise directed, the persons named in the accompanying form of proxy will vote that proxy for the election of the five persons named below, with each to hold office for a term of three years until the 2002 Annual Meeting or until his or her successor is elected and qualified. In case any nominee is unable to serve (which is not anticipated), the persons named in the proxy may vote for another nominee of their choice. For each nominee and each director whose term expires in 2000 and 2001, there follows a brief listing of principal occupations for at least the past five years, other major affiliations, ALLTEL Board Committees, and age. The year in which each such person was initially elected as an ALLTEL director is also set forth below (which, in the case of each of Messrs. Joe T. Ford and Emon A. Mahony, is the year in which his directorship commenced with ALLTEL's predecessor company, Allied Telephone Company). Mr. Scott T. Ford is the son of Mr. Joe T. Ford.

-------------------------------------------------------------------------------

                          NOMINEES -TERM ENDING 2002

-------------------------------------------------------------------------------

                  John R. Belk, President of Finance, Systems & Operations of Belk, Inc., Charlotte, North Carolina (a department store retailer); from February 24, 1997 to May 4, 1998, President and Chief Operating Officer of Belk Stores Services, Inc.; prior to February 24, 1997, Senior Vice President of Belk Stores Services, Inc. Director of Ruddick Corporation. Director of ALLTEL since 1996. Member of Compensation and Audit Committees. Age 40.

[PHOTO]

                  Charles H. Goodman, Vice President of Henry Crown and Company (a diversified investment company). Director of General Dynamics Corporation. Director of ALLTEL since July 1, 1998. Member of Pension Trust Investment Committee. Age 65.

[PHOTO]

                  W. W. Johnson, Chairman of the Executive Committee and Director of Bank of America Corporation, Charlotte, North Carolina (a bank holding company). Director of The Liberty Corporation. Director of ALLTEL since 1990. Member of Executive and Compensation Committees. Age 68.

[PHOTO]

                  Frank E. Reed, Non-management Chairman of the Board of Directors of 360(degrees) Communications Company from March 1996 until July 1, 1998; former President and Chief Executive Officer of Philadelphia National Bank. Director of Harleysville Group, Inc. Director of ALLTEL since July 1, 1998. Member of Pension Trust Investment Committee. Age 63.

[PHOTO]

                  William H. Zimmer, Retired; prior to July 1, 1995, Vice Chairman and Director of Cincinnati Financial Corporation, Cincinnati, Ohio (an insurance holding company). Director of ALLTEL since 1985. Chairman of Audit Committee and member of Executive Committee. Age 68.

[PHOTO]

-------------------------------------------------------------------------------

                         DIRECTORS -- TERM ENDING 2000

-------------------------------------------------------------------------------

                  Joe T. Ford, Chairman of the Board and Chief Executive Officer of ALLTEL. Director of The Dial Corporation and Textron Inc. Director of ALLTEL since 1960. Chairman of Executive Committee. Age 61.

[PHOTO]

                  Dennis E. Foster, Vice Chairman of the Board of ALLTEL; from March 7, 1996 to July 1, 1998, President, Chief Executive Officer, and Director of 360(degrees) Communications Company; prior to March 7, 1996, President and Chief Operating Officer of Cellular and Wireless Division of Sprint Corporation. Director of Salient 3 Corporation. Director of ALLTEL since July 1, 1998. Age 58.

[PHOTO]

                  Scott T. Ford, President and Chief Operating Officer of ALLTEL; from April 24, 1997 to July 1, 1998, President of ALLTEL; from January 31, 1996 to April 24, 1997, Executive Vice President of ALLTEL; prior to January 31, 1996, Assistant to the Chairman, Stephens Group, Inc. Director of ALLTEL since 1996. Age 36.

[PHOTO]

                  John P. McConnell, Chairman and Chief Executive Officer and Director of Worthington Industries, Inc., Columbus, Ohio (engaged in metal processing and manufacturing); from June 1993 to September 1996, Vice Chairman and Chief Executive Officer and Director of Worthington Industries, Inc. Director of ALLTEL since 1994. Member of Audit and Nominating Committees. Age 45.

[PHOTO]

                  Josie C. Natori, Chief Executive Officer of The Natori Company, New York, New York (upscale fashion house with offices in Paris, New York, and Manila). Director of Manhattanville College, the Educational Foundation of Fashion Industries, The Philippine American Foundation, and Calyx & Corolla. Trustee of Asia Society & Asian Cultural Council. Director of ALLTEL since 1995. Member of Nominating Committee. Age 51.


[PHOTO]

-------------------------------------------------------------------------------

                         DIRECTORS -- TERM ENDING 2001

-------------------------------------------------------------------------------

                  Lawrence L. Gellerstedt, III, Chairman, Chief Executive Officer, President and Director of American Business Products, Inc., Atlanta, Georgia; from March 30, 1998 to May 8, 1998, Chief Executive Officer and President of American Business Products, Inc.; from January 1, 1998 to March 30, 1998, Chairman and Director of Beers Construction Company, Atlanta, Georgia; prior to January 1, 1998, Chairman and Chief Executive Officer and Director of Beers Construction Company. Director of SunTrust Bank, Atlanta, and Rock Tenn Company. Director of ALLTEL since 1994. Chairman of Compensation Committee. Age 42.

[PHOTO]

                  Michael Hooker, Chancellor of the University of North Carolina, Chapel Hill, North Carolina; prior to 1995, President of Bennington College, Vermont. Director of Centura Bank, Rocky Mount, North Carolina. Director of ALLTEL since July 1, 1998. Member of Audit Committee. Age 53.

[PHOTO]

                  Emon A. Mahony, Jr., Chairman of the Board of Arkansas Oklahoma Gas Corporation, Fort Smith, Arkansas; Vice President, Secretary, and Director of Mahony Corporation; Partner in EAM LLC; prior to July 1996, President of Arkansas Oklahoma Gas Corporation. Director of ALLTEL since 1980. Member of Executive Committee and Chairman of Pension Trust Investment Committee. Age 57.

[PHOTO]

                  Ronald Townsend, Communications Consultant, Jacksonville, Florida; prior to October 1, 1996, President of Gannett Television Group, Gannett Co., Inc., Arlington, Virginia. Director of Bank of America Corporation. Director of ALLTEL since 1992. Chairman of Nominating Committee and member of Pension Trust Investment Committee. Age 57.

[PHOTO]

  During 1998, there were eight meetings of ALLTEL's Board of Directors. All of the directors attended 75% or more of the meetings of the Board and Board Committees on which they served. The standing Committees of the Board are the Executive Committee, Audit Committee, Compensation and Incentive Stock Option Committee, Pension Trust Investment Committee, and Nominating Committee. The functions of the Audit, Compensation, and Nominating Committees are described below.

  The Audit Committee held three meetings during 1998. This Committee meets with ALLTEL's independent public accountants, internal auditors, financial executives, and general counsel; reviews the scope and results of audits by the internal auditors and the independent public accountants; recommends nomination of independent public accountants to the Board; reviews procedures for internal auditing; reviews management responses to audit reports; reviews the implementation of ALLTEL's compliance program; and reviews various other matters, including the adequacy of internal controls and security, application of new accounting rules, reporting of risks and contingencies, and other issues that may from time to time be of concern to the Committee or to the members of the Board.

  The Compensation Committee held four meetings during 1998, at which it reviewed and made recommendations to the Board with respect to fixing compensation of and benefits for ALLTEL's principal officers. Members of the Compensation Committee serve as members of the Incentive Stock Option Committee, which met twice during the year.

  The Nominating Committee held two meetings during 1998. The Nominating Committee is responsible for making recommendations to the Board of Directors concerning the size and composition of the Board and the selection of candidates as nominees for election as directors.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

Set forth below is certain information, as of February 22, 1999, with respect to any person known to ALLTEL to be the beneficial owner of more than 5% of any class of ALLTEL's voting securities, all of which are shares of Common
Stock:

                   Name and Address         Amount and Nature      Percent of
Title of Class    of Beneficial Owner    of Beneficial Ownership     Class
--------------    -------------------    -----------------------   ----------
Common Stock     Stephens Group, Inc.    16,300,144 shares (sole      5.82
                 111 Center Street       voting and investment
                 Little Rock, AR 72201   power)

Common Stock     FMR Corp.               15,078,023 shares (sole      5.38
                 82 Devonshire Street    investment power)
                 Boston, MA 02109

Set forth below is certain information, as of February 22, 1999, as to shares of each class of ALLTEL equity securities beneficially owned by each of the directors, each of the executive officers identified in the Summary Compensation Table on page 11, and by all directors and executive officers of ALLTEL as a group. Except as otherwise indicated by footnote, all shares reported below are shares of Common Stock, and the nature of the beneficial ownership is sole voting and investment power:

                     Name of               Amount and Nature    Percent of Class
                 Beneficial Owner       of Beneficial Ownership (if 1% or more)
           ---------------------------- ----------------------- ----------------
Directors  John R. Belk                         21,442(a)              --
           Lawrence L. Gellerstedt, III         23,467(a)              --
           Charles H. Goodman                5,730,793(b)(c)         2.05%
           Michael Hooker                       19,394(a)
           W. W. Johnson                        38,309(a)              --
           Emon A. Mahony, Jr.                  76,978(d)(e)           --
           John P. McConnell                    24,242(d)              --
           Josie C. Natori                      21,780(a)              --
           Frank E. Reed                        28,812(a)
           Ronald Townsend                      15,715(a)              --
           William H. Zimmer                    35,336(a)              --

Named      Joe T. Ford                         966,801(f)              --
Executive  Dennis E. Foster                    222,777(f)              --
Officers   Scott T. Ford                       114,214(f)
           Jeffrey H. Fox                       56,150(f)              --
           Kevin L. Beebe                       99,929(f)              --
All Di-
 rectors
and Exec-
 utive
Officers                                     8,136,541(g)            2.91%
as a
 Group

----------------
(a) Includes shares that the indicated persons have the right to acquire (through the exercise of options) on or within 60 days after February 22, 1999, as follows: John R. Belk (20,000); Lawrence L. Gellerstedt, III (23,225); Michael Hooker (16,660); W.W. Johnson (38,067); Josie C. Natori (21,538); Frank E. Reed (16,660); Ronald Townsend (15,300); and William H. Zimmer (16,200).
(b) The nature of the beneficial ownership is shared voting and investment power with respect to all of those shares other than 10,242 shares with respect to which he has sole voting and investment power. Mr. Goodman disclaims beneficial ownership of all shares except 20,242 shares owned by him and his pro rata share of 780,201 shares owned by a partnership in which he is a partner.
(c) Includes 10,000 shares that Mr. Goodman has the right to acquire (through the exercise of options) on or within 60 days after February 22, 1999.
(d) Includes 22,000 shares that each of the indicated persons has the right to acquire (through the exercise of options) on or within 60 days after February 22, 1999.
(e) Includes 1,536 shares held by Mr. Mahony's spouse, with respect to which Mr. Mahony has shared investment power and no voting power.
(f) Includes shares that the indicated persons have the right to acquire (through the exercise of options) on or within 60 days after February 22, 1999, as follows: Joe T. Ford (388,000); Dennis E. Foster (173,826); Scott
    T. Ford (68,000); Jeffrey H. Fox (50,000); and Kevin L. Beebe (92,656).
(g) Includes a total of 1,505,905 shares that members of the group have the right to acquire (through the exercise of options) on or within 60 days after February 22, 1999.

                        COMPARATIVE STOCKHOLDER RETURN

Set forth below is a line graph showing a five-year comparison of cumulative total stockholder return on Common Stock; the Standard & Poor's 500 Stock Index; and an index of a group of peer issuers consisting of the following companies: Ameritech Corporation, AT&T Corp., Bell Atlantic Corporation, BellSouth Corporation, Cincinnati Bell Inc., Electronic Data Systems Corporation, Frontier Corporation, GTE Corporation, SBC Communications Inc., Sprint Corporation, and U S West, Inc. (the "Peer Index"). The returns of the group of peer issuers have been weighted according to their respective stock market capitalizations at the beginning of each period for which returns are indicated.

               Comparison of Five-Year Cumulative Total Return*





                             [GRAPH APPEARS HERE]

     ------------------------------------------------------------------------------------------------
                          ALLTEL                          S&P 500                         Custom Peer
                                                                                             Group
     ------------------------------------------------------------------------------------------------
      Dec-93              $100.00                         $100.00                           $100.00
      Dec-94               105.58                          101.36                             97.43
      Dec-95               107.02                          139.32                            141.57
      Dec-96               117.85                          171.23                            138.81
      Dec-97               159.19                          228.27                            191.73
      Dec-98               237.53                          293.04                            271.73
     ------------------------------------------------------------------------------------------------

*Assumes that $100 was invested on the last trading day of 1993 and that all dividends were reinvested.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  This report provides information concerning compensation determinations by ALLTEL's Compensation Committee (the "Committee") for compensation reported for 1998 with respect to ALLTEL's Chief Executive Officer and ALLTEL's other executive officers, including the officers named in the compensation tables in this Proxy Statement. In connection with those determinations, the Committee reviewed compensation information from a group of 22 telecommunications and information services companies that compete in ALLTEL's principal lines of business, adjusted by regression analysis to account for the relative sizes of ALLTEL and the comparison group. This comparison group is not identical to the group of peer issuers identified in the Comparison of Five-Year Cumulative Total Return graph on page 7.

  The Committee is comprised entirely of independent, nonemployee directors, none of whom has any "interlocking" relationships as defined for proxy statement disclosure purposes.

Base Salaries

  The Committee reviews the base salaries of ALLTEL's executive officers annually and adjusts base salaries on the basis of the corresponding mean base salaries of the comparison group and the Committee's subjective judgment of each executive officer's performance during the prior year. The Committee does not assign a precise weighting to the foregoing components. The executive officers' base salaries in 1998 were approximately 6% below the corresponding mean base salaries of the comparison group.

  The Committee evaluated Mr. Joe T. Ford's base salary on the basis of Mr. Ford's performance in 1997 (by reference to ALLTEL's "total return" to ALLTEL stockholders during 1997 of 37.7%) and a comparison of Mr. Ford's 1997 base salary to the mean salary of chief executive officers in the comparison group (without assigning a precise weighting to the foregoing components). The Committee believes that the greater portion of total compensation (annual salary plus annual incentive plus long-term incentive awards) is determined by the incentive elements of an individual's aggregate compensation rather than by salary. Payments under these incentive plans are based upon the achievement of annual and long-term performance goals and, accordingly, are "at risk." Therefore, Mr. Ford's salary was not increased for 1998, as reflected in the Summary Compensation Table on page 11.

Annual Incentives

  ALLTEL's Performance Incentive Compensation Plan (the "Incentive Plan") provides ALLTEL's executive officers with the opportunity to receive annual cash incentive payments (calculated as a percentage of each executive officer's base salary) if ALLTEL achieves certain financial performance criteria established by the Committee at the beginning of each year. The Committee establishes the criteria at three levels, "minimum", "target", and "maximum" and, for each executive officer, corresponding percentages of base salary for each level so that, if ALLTEL achieves the "target" level, the executive officer's total direct compensation (base salary plus bonus) will approximate the mean total direct compensation of corresponding officers of the comparison group.

  For 1998, the financial performance criteria were based exclusively on earnings per share from operations, and the target level earnings per share from operations amount was $2.01.

  As reflected in the Summary Compensation Table, Mr. Joe T. Ford received a $780,000 cash incentive payment under the Incentive Plan for 1998, which reflects ALLTEL's achievement of the financial performance criteria at the maximum level.

Long Term Incentives

  ALLTEL's Long-Term Performance Incentive Compensation Plan (the "Long-Term Incentive Plan") provides ALLTEL's executive officers with the opportunity to receive cash incentive payments based on a three-year measurement period (calculated as a percentage of each executive officer's average annual salary during that three-year period) if ALLTEL achieves any of three prescribed levels of growth in earnings per share from operations during that period, a "minimum" level, a "target" level, and a "maximum" level. The Committee believes this plan design focuses ALLTEL's executive officers on ALLTEL's long-term financial success.

  The Committee establishes the amounts of those potential payments so that, if ALLTEL achieves the target level, the executive officers will receive net total compensation (base salary plus Incentive Plan and Long-Term Incentive Plan payments and stock option grants) that approximate the mean net total compensation of corresponding officers of the comparison group. With respect to cash incentive payments received by ALLTEL's executive officers for the three-year measurement period of 1996-1998, the target level of growth in earnings per share from operations established by the Committee was 6%. As reflected in the Summary Compensation Table, Mr. Joe T. Ford received a $438,750 cash incentive payment under the Long-Term Incentive Plan for 1998 with respect to the three-year measurement period of 1996-1998, which reflects ALLTEL's achievement of the financial performance criteria at the maximum level.

  ALLTEL's 1994 Stock Option Plan allows ALLTEL's executive officers to receive options to buy specified numbers of shares of Common Stock at the market price on the date of grant. ALLTEL's 1998 Equity Incentive Plan permits the granting of the following types of awards to ALLTEL's executive officers: stock options, stock appreciation rights (either in tandem with stock options or free-standing), restricted stock, performance shares conditioned upon meeting performance criteria, and bonus shares. The Committee believes that stock options and other performance-based equity incentives encourage and reward effective management and assist in retaining management personnel who add a high degree of value to ALLTEL that result in long-term creation of stockholder value because options and other performance-based equity incentives granted to ALLTEL executive officers will benefit them only if ALLTEL's stock price appreciates or the performance criteria are met after the date of the grant.

Deductibility Limits

  Section 162(m) of the Internal Revenue Code generally does not allow a deduction for annual compensation in excess of $1,000,000 paid to ALLTEL's Chief Executive Officer or to any other ALLTEL officer or executive whose individual compensation during the year would be required to be disclosed in ALLTEL's annual proxy statement by reason of being among ALLTEL's four highest compensated officers for the year (other than the Chief Executive Officer). This limitation on deductibility does not apply to certain compensation, including compensation that is payable solely on account of the attainment of one or more performance goals. The Committee's policy is generally to preserve the federal income tax deductibility of compensation and to qualify eligible compensation for the performance-based exception in order for compensation not to be subject to the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code; the Committee may, however, approve compensation that may not be deductible if the Committee determines that the compensation is in the best interests of ALLTEL.

                               The Compensation Committee

                               Lawrence L. Gellerstedt, III, Chairman
                               John R. Belk
                               W. W. Johnson

                            MANAGEMENT COMPENSATION

Compensation of Directors

  Directors who are not officers of ALLTEL receive $40,000 as an annual base fee and $1,500 for each Committee meeting attended. Directors may elect to defer all or a part of their cash compensation under ALLTEL's deferred compensation plan for directors.

  Under the 1999 Nonemployee Directors Stock Compensation Plan, a portion of each nonemployee director's annual base fee is paid in restricted shares of Common Stock that are subject to forfeiture if the nonemployee director ceases to be a director prior to the first day of the following year other than by reason of death, disability, or retirement. The number of restricted shares of Common Stock issued to each nonemployee director is determined by dividing the market price of a share of Common Stock on the first business day of the year into the portion of the annual retainer that is to be paid in restricted shares. In 1999, 37.5% ($15,000) of the annual retainer is being paid by the issuance of 242 restricted shares of Common Stock to each nonemployee director. The Board of Directors may change the portion of the annual base fee payable in restricted shares of Common Stock, at least six months prior to the beginning of any year, and any nonemployee director may elect, at least six months prior to the beginning of any year, to receive restricted shares of Common Stock for a higher portion of the annual base fee than the portion fixed by the Board. Unless terminated earlier by the Board of Directors, the plan will continue until the 500,000 shares of Common Stock available under the plan have been issued and vested.

  Under the 1994 Stock Option Plan for Nonemployee Directors, as amended (the "Directors Plan"), each nonemployee director automatically receives the initial grant of an option to purchase 10,000 shares of Common Stock on the date the person first becomes a nonemployee director, at an exercise price equal to the closing market price of the Common Stock on that date. The Director Plan also provides for the automatic grant, following the conclusion of each annual meeting of stockholders, of an option to purchase 5,500 shares of Common Stock to each nonemployee director (other than a director who was elected at an annual meeting).

  The option price of options granted under the Director Plan is the fair market value of the Common Stock on the date the option is granted and is payable in cash, already-owned Common Stock, or a combination of both. The options vest and become exercisable on the day immediately preceding the next annual meeting of stockholders following the date of grant or, if earlier, on the death or disability of the holder or the occurrence of a "change of control."

  If a person ceases to be a nonemployee director, all vested options held by the person continue to be exercisable for a period of six months or the earlier expiration of the ten-year term of the option. Any options that have not vested by the time the person ceases to be a nonemployee director may not thereafter be exercised. The Director Plan will continue until the 1,000,000 shares of Common Stock available under the plan are issued, unless the plan is earlier terminated by the Board of Directors.

Compensation of Named Executive Officers

  The following table shows the compensation, for each of the last three years, of ALLTEL's Chief Executive Officer and of ALLTEL's other four most highly compensated executive officers as of December 31, 1998:

                          SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                Annual Compensation                  Compensation
                                                -------------------                  ------------
                                                                                  Awards      Payouts
                                                                                  ------      -------
                                                                       Other                Long- Term
                                                                       Annual   Securities   Incentive   All Other
                                                                      Compen-   Underlying     Plan       Compen-
      Name         Principal Position  Year Salary ($)   Bonus ($)   sation ($) Options (#) Payouts ($) sation ($)
      ----         ------------------  ---- ----------   ---------   ---------- ----------- ----------- ----------
Joe T. Ford       Chairman and CEO     1998 650,000       780,000       -0-         -0-       438,750   3,192,114(a)
                  Chairman and CEO     1997 650,000       715,000       -0-       525,000     390,000   1,481,930
                  Chairman and CEO     1996 650,000       682,500       -0-        80,000     390,000     192,185
Dennis E. Foster  Vice Chairman        1998 300,000(b)  1,658,379(c)    -0-         -0-       270,000   1,505,525(d)
Scott T. Ford     President and COO    1998 450,000       506,250       -0-         -0-       200,375     106,667(e)
                  President            1997 375,000       386,719       -0-       465,000     160,000      78,290
                  Exec. Vice President 1996 320,000       380,000       -0-        70,000       -0-         -0-
Jeffrey H. Fox    Group President --   1998 400,000       360,000       -0-         -0-       146,250     158,018(e)
                  Information Services
                  President--ALLTEL    1997 300,000       198,900       -0-       400,000     150,000      24,643
                  Information Services
                  President--ALLTEL    1996 275,000       215,938       -0-        50,000       -0-         -0-
                  Information Services
Kevin L. Beebe    Group President --   1998 175,000(f)    833,983(g)    -0-         -0-       131,250     387,430(h)
                  Communications

----------------
(a) Includes the following amounts: employer contributions to the ALLTEL Profit Sharing Plan and ALLTEL Thrift Plan in the amount of $8,000; allocated benefits under the ALLTEL Benefit Restoration Plan in the amount of $79,750; dollar amount of premiums paid under supplemental split dollar life insurance policies in the amount of $10,629; and "above-market" earnings on deferred compensation in the amount of $3,093,735 (payment of which is deferred until the deferred compensation is paid). The amount of "above market" earnings on deferred compensation was substantially higher for 1998 than in 1997 and 1996 because of ALLTEL's large stock price appreciation during 1998 of 45.7%.

(b) Includes only amounts payable on or after July 1, 1998, the date 360(degrees) Communications Company ("360(degrees)") became a wholly-owned subsidiary of ALLTEL (the "360(degrees) Merger Date").

(c) Includes only amounts payable on or after the 360(degrees) Merger Date.

(d) Includes the following amounts paid or allocated on or after the 360(degrees) Merger Date: $1,004,654 reimbursement paid in accordance with Mr. Foster's Employment Agreement for excise tax under Section 4999 of the Internal Revenue Code in respect of the "change in control" of 360(degrees) occasioned by 360(degrees) becoming a wholly-owned subsidiary of ALLTEL (and for any excise, income, or employment tax resulting from such reimbursement, successively, so as to offset the Internal Revenue Code Section 4999 excise tax) imposed on payments to Mr. Foster; $206,812 in relocation expenses; $8,000 in employer contributions to the 360(degrees) Communications Company Retirement Savings Plan; $91,090 in non-cash credits allocated to a non-qualified, defined contribution restoration plan; and $194,969 in non-cash credits allocated to a supplemental retirement arrangement as provided under Mr. Foster's Employment Agreement with ALLTEL.

(e) Includes the following amounts for Messrs. Scott T. Ford and Fox: allocated benefits under the ALLTEL Benefit Restoration Plan in the respective amounts of $41,720 and $31,401; employer contributions under the ALLTEL Profit Sharing Plan and ALLTEL Thrift Plan in the amount of $8,000 in each case; and "above-market" earnings on deferred compensation in the respective amounts of $56,947 and $118,617 (payment of which is deferred until the deferred compensation is paid). The amount of "above market" earnings on deferred compensation was substantially higher for 1998 than in 1997 and 1996 because of ALLTEL's large stock price appreciation during 1998 of 45.7%.

(f) Includes only amounts payable on or after the 360(degrees) Merger Date.

(g) Includes a signing bonus in the amount of $500,000.

(h) Includes the following amounts paid or allocated on or after the 360(degrees) Merger Date: $270,448 reimbursement in respect of excise (and related) taxes paid in accordance with an agreement with 360(degrees) by reason of a termination of Mr. Beebe's employment with 360(degrees); $84,402 in relocation expenses; $3,200 in employer contributions made to the 360(degrees) Communications Company Retirement Savings Plan; and $29,380 in non-cash credits allocated to a non-qualified, defined contribution restoration plan.

                         OPTION AND SAR GRANTS IN 1998

  There were no stock option or stock appreciation right grants during 1998 to ALLTEL's Chief Executive Officer or to any of ALLTEL's other four most highly compensated executive officers.

           OPTION EXERCISES IN 1998 AND 1998 YEAR-END OPTION VALUES

  The following table shows information concerning stock option exercises during 1998 by ALLTEL's Chief Executive Officer and by ALLTEL's other four most highly compensated executive officers:

                                                       Number of Securities
                                                      Underlying Unexercised        Value of Unexercised
                                                       Options at 1998 Year-            In-the-Money
                  Shares Acquired                               End               Options at 1998 Year-End
Name              on Exercise (#) Value Realized ($) Exercisable/Unexercisable Exercisabled/Unexercisable ($)
----              --------------- ------------------ ------------------------- ------------------------------
Joe T. Ford            6,595           208,841            357,000/558,000          13,176,687/14,412,375
Dennis E. Foster      28,326           712,454            127,187/171,218           4,092,478/ 4,913,074
Scott T. Ford           -0-              -0-               41,000/494,000           1,157,813/12,765,625
Jeffrey H. Fox          -0-              -0-               30,000/420,000             851,875/10,832,500
Kevin L. Beebe          -0-              -0-               71,732/ 76,017           2,017,174/ 2,195,366

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1998

  The following table shows information concerning the awards made during 1998 with respect to the three-year measurement period 1998 through 2000 to ALLTEL's Chief Executive Officer and to ALLTEL's other four most highly compensated executive officers under the ALLTEL Long-Term Performance Incentive Plan (other than Dennis E. Foster, who will not be entitled to any award with respect to the three-year measurement period 1998 through 2000):

                                              Estimated Future Payouts*
                                              -------------------------
                  PerformancePeriod
Name                 UntilPayout        Minimum ($)     Target ($)     Maximum ($)
----              -----------------     -----------     ----------     -----------
Joe T. Ford            3 years            227,500        455,000         682,500
Scott T. Ford          3 years            135,000        270,000         405,000
Jeffrey H. Fox         3 years            100,000        200,000         300,000
Kevin L. Beebe         3 years             87,500        175,000         262,500

----------------
* Awards will be paid upon completion of the 2000 year on the basis of ALLTEL's performance during the three year period 1998-2000 as determined by ALLTEL's attainment of prescribed corporate and unit performance targets. The Compensation Committee of the Board of Directors specified those corporate and unit performance targets and the award levels for the indicated executive officers (which are stated as a percentage of each executive officer's average base salary during the 1998-2000 period). The estimated future payouts shown above assume that each executive officer's average base salary during the 1998-2000 period would be the same as his base salary during 1998.

Executive Compensation Agreement with Mr. Joe T. Ford

  Mr. Joe T. Ford is employed for a period extending to July 1, 2002, under a contract with ALLTEL that provides for a minimum base annual salary plus any incentive awards made under the Incentive Plan and the Long-Term Incentive Plan (the "Incentive Plans"). If the Board of Directors discontinues either or both of the Incentive Plans (or the application of either or both of them to Mr. Ford) or should a change of control of ALLTEL occur, the contract provides that Mr. Ford will receive, in the year in which such event occurs, an annual salary equal to the greater of his minimum base annual salary plus the average incentive awards made under the Incentive Plans over the preceding three years or his 1991 base annual salary compounded at an annual rate of 3% from January 1, 1991, to the beginning of the year in which such event occurs; thereafter Mr. Ford will receive an annual salary equal to the compensation paid during the preceding year, compounded by minimum annual increases of 3%. The contract provides for payment of disability benefits in amounts unaffected by that disability through the end of the calendar year following the calendar year in which the disability occurs and of a death benefit in the amount equal to Mr. Ford's compensation for one year.

  Assuming compensation at the 1998 level and retirement at the expiration of the contract period, the estimated annual benefit to be received by Mr. Ford is $1,171,082. The contract also provides that Mr. Ford may retire any time prior to the expiration of the contract period. If Mr. Ford were to elect early retirement, he would be entitled to retirement benefits under his contract reduced in accordance with a formula. The contract provides that those retirement benefits are in lieu of payments under ALLTEL's defined benefit pension plan described below. The contract provides for payment of survivorship benefits to Mr. Ford's wife, who would receive for her life 50% of the annual retirement compensation to which Mr. Ford is entitled.

Employment Agreement with Mr. Dennis E. Foster

  Mr. Foster is employed for a period extending to June 30, 2000, under a contract with ALLTEL that became effective as of August 1, 1998. The contract replaces Mr. Foster's employment agreement with 360(degrees) Communications Company ("360(degrees)"), which became a wholly-owned subsidiary of ALLTEL on July 1, 1998.

  Under the contract, Mr. Foster will receive an annual base salary of at least $600,000 per year and will be provided a target annual incentive opportunity of not less than 75% of his annual base salary (with the award for the period August 1, 1998 through December 31, 1998, pro rated) and the opportunity to earn a long-term incentive award under ALLTEL's Long-Term Performance Incentive Plan for the three year measurement periods 1996 through 1998 and 1997 through 1999, respectively, with a target incentive opportunity of not less than 60% of his average year-end base salary. Mr. Foster received a bonus in the amount of $1,000,000 on August 31, 1998. If he remains employed through August 1, 1999, Mr. Foster also will receive a bonus in the amount of $2,000,000.

  The contract also requires ALLTEL to provide Mr. Foster with supplemental retirement benefits in the form of a non-qualified defined contribution arrangement under which employer contribution credits for calendar years ending prior to January 1, 2000, are allocated to a supplemental retirement account. The amount of annual credits is based on an actuarially computed value to provide an annual replacement ratio of 40% of Mr. Foster's final compensation (annual base salary and annual target incentive) for his expected life beginning at age 65, offset by the age 65 pension benefits provided by certain former employers. The actuarial calculation is leveled so that future contribution credits equate to a relatively level percentage of compensation. If Mr. Foster remains employed through June 30, 2000, there will be an additional credit to his supplemental retirement account of $5,000,000, less the total of other credits occurring after June 30, 1998. The supplemental retirement benefit attributable to credits occurring prior to July 1, 1998, is fully vested. The supplemental retirement benefit attributable to credits occurring after June 30, 1998, fully vests at the earliest of Mr. Foster's termination of employment on June 30, 2000, or his death, disability, involuntary termination without cause, or voluntary termination for good reason during the term of the contract. Vested benefits are distributable in installments following termination of employment unless Mr. Foster elects an alternative form of distribution, which may include a lump sum. The supplemental retirement benefits are backed by a rabbi trust to which contributions are to be made at the time supplemental retirement credits to the account occur.

  If Mr. Foster remains employed until June 30, 2000, or his employment is terminated earlier due to death, disability, involuntary termination without cause, or voluntary termination for good reason, both he and his spouse will receive post-retirement medical insurance benefits at the same cost and coverage levels as then provided to senior executives of ALLTEL who are actively employed (with a carve-out for Medicare benefits). This commitment is subject to change or termination to the same extent the active employees' plan is changed or terminated.

  Mr. Foster is eligible for reimbursement of any excise tax under Section 4999 of the Internal Revenue Code in respect of the "change in control" of 360(degrees) associated with 360(degrees) becoming a wholly-owned subsidiary of ALLTEL (and for any excise, income, or employment tax resulting from that reimbursement, successively, so as to offset the Internal Revenue Code Section 4999 excise tax) imposed on payments to Mr. Foster from 360(degrees) or ALLTEL.

  Following the termination of Mr. Foster's employment for any reason, Mr. Foster will be subject to provisions regarding nondisclosure of confidential and proprietary information, noninterference, and a five-year non-competition covenant. If Mr. Foster remains employed until June 30, 2000, or, at ALLTEL's option, if Mr. Foster's employment is terminated prior to June 30, 2000, by ALLTEL other than for cause, or by Mr. Foster, Mr. Foster is required to provide consulting services to ALLTEL as an independent contractor for a one-year term, for which Mr. Foster is to be paid $2,000,000 at the beginning of the consulting term.

Change in Control Agreements

  ALLTEL is a party to agreements with each of Messrs. Scott T. Ford, Fox, and Beebe, which provide that if, following a "change in control," the executive's employment terminates within twelve months (unless the termination is as a result of death, by ALLTEL as a result of the executive's disability or for "cause", or by the executive without "good reason") or if, after remaining employed for twelve months, the executive's employment terminates during the following three-month period (unless the termination is a result of death or is by ALLTEL as a result of the executive's disability) (each of the foregoing events being referred to as a "Payment Trigger"), ALLTEL is required to pay the executive an amount equal to three times the sum of his base salary as in effect immediately prior to the change in control or Payment Trigger and the maximum amounts he could have received under the Incentive Plans for the period commencing coincident with or most recently prior to the period in which the change in control or Payment Trigger occurs, but reduced by any other cash severance paid to him. ALLTEL also is required to make an additional payment to the executive in the amount of any excise tax under
Section 4999 of the Internal Revenue Code as a result of any payments or distributions by ALLTEL plus the amount of all additional income tax payable by him as a result of such additional payments. Payments under the agreements are covered by ALLTEL's "grantor trust" described below.

Defined Benefit Pension Plan

  ALLTEL maintains a trusteed, noncontributory, defined benefit pension plan covering salaried and non-salaried employees under which benefits are not determined primarily by final compensation (or average final compensation). Under this pension plan, Messrs. Scott T. Ford and Beebe would have each period of post-January 1, 1988, service credited at 1% of compensation, plus
 .4% of that part of his compensation that exceeds the Social Security Taxable Wage Base for such year. Service prior to 1988, if any, would be credited on the basis of a percentage of his highest consecutive five-year average annual base salary, equal to 1% for each year of service prior to 1982 and thereafter increasing by .05% each year until 1988, but only prospectively, i.e., with respect to service earned in such succeeding year; in addition, each of Messrs. Scott T. Ford, and Beebe would receive an additional credit of .25% for each pre-1988 year of service after age 55, subject to a maximum of 10 years' such credit, and would have added to his annual pension benefits an amount equal to .4% of the amount by which his pre-1988 career average annual base salary (three highest years) exceeds his Social Security covered compensation, multiplied by his years of pre-1988 credited service. Various benefit payment options are available on an actuarially equivalent basis, including joint and survivor benefits. Compensation included in the pension base includes cash awards under the Incentive Plans.

  Assuming annual increases in compensation in future years of 5% per year, continuation in the position he held during 1998, and retirement at age 65, the estimated annual benefit under the pension plan for each of Messrs. Scott
T. Ford and Beebe is $55,568, and $44,974, respectively. (Messrs. Joe T. Ford, Foster, and Fox, the only other executives included in the Summary Compensation Table on page 11, currently are not participants in and are not entitled to benefits under the pension plan.) Amounts shown are straight life annuity amounts and include amounts payable under the defined benefit portion of the ALLTEL Benefit Restoration Plan.

Benefit Restoration Plan

  Federal laws place certain limitations on pensions that may be paid under federal income tax qualified plans. The ALLTEL Benefit Restoration Plan provides for the payment to certain employees outside tax-qualified plans of any amounts not payable under the tax-qualified plans by reason of limitations specified in the Internal Revenue Code. Currently, under the ALLTEL Benefit Restoration Plan, Messrs. Joe T. Ford, Scott T. Ford, Foster, Fox, and Beebe are eligible for accruals with respect to benefits not payable under ALLTEL's defined contribution plans, and Mr. Scott T. Ford is eligible for accruals with respect to benefits not payable under ALLTEL's defined benefit pension plan. Amounts accrued, if any, under the defined contribution portion of these plans in 1998 for each of these executives are included in the Summary Compensation Table on page 11.

Supplemental Executive Retirement Plan

  ALLTEL maintains a non-qualified supplemental executive retirement plan (the "SERP") in which certain employees designated by the Board of Directors, including Messrs. Scott T. Ford, Fox, and Beebe, participate. The SERP provides with respect to Messrs. Scott T. Ford, Fox, and Beebe that, upon normal retirement at age 65 (or, if earlier, following a Payment Trigger that occurs after the participant's early retirement date), the executive will receive an annual benefit under the SERP, payable as a single life annuity, equal to 60% of (A) if a Payment Trigger has not occurred, the greater of (i) his total compensation for the calendar year preceding his retirement, or (ii) his average annual total compensation for the three calendar years preceding his retirement; or (B) if a Payment Trigger has occurred, the greater of (i) the amount determined under (A) above (as if a Payment Trigger had not occurred), or (ii) the sum of (a) his annual base salary in effect immediately prior to the change in control (as defined in the change in control agreements described above), the Payment Trigger, or his retirement date, whichever is greatest, plus (b) the maximum amounts payable to him under specified incentive compensation plans for the period coincident with or most recently prior to the change in control, the Payment Trigger, or his retirement date, whichever is greatest. The amount of the normal retirement benefit under the SERP is not determined based on years of service.

  Each of Messrs. Scott T. Ford, Fox, and Beebe also is entitled to an early retirement benefit under the SERP if he retires before becoming entitled to the normal retirement benefit but after attaining the age of 60 with 15 or more years of service or age 55 with 20 or more years of service or after a Payment Trigger occurs (regardless of his years of service). The early retirement benefit is calculated the same as the normal retirement benefit, except that the percentage used in the calculation is 45% (increased ratably for the number of years of his service after the early retirement date, up to a maximum of 60%) rather than 60%.

  If Messrs. Scott T. Ford, Fox, or Beebe dies after benefits commence, his surviving spouse will receive 50% of the amount that he was receiving prior to his death. If he dies while employed, his surviving spouse will receive 50% of the amount that he would have received if he had retired on the day before death. Following retirement, each of Messrs. Scott T. Ford, Fox, and Beebe (and his spouse and dependents) also is entitled to receive post-retirement medical benefits under the SERP together with reimbursement for any additional taxes incurred as a result of the benefits being taxed less favorably than they would have been if received by other retired employees. Payments to Messrs. Scott T. Ford, Fox, and Beebe under the SERP are covered by ALLTEL's "grantor trust" described below.

  The retirement benefits payable under the SERP are reduced by certain benefits paid under other qualified and nonqualified benefit plans. The benefits under the SERP are not subject to offset for Social Security. Assuming annual increases in compensation in future years of 5% per year, retirement at age 65, and based on estimates of the benefits that reduce the retirement benefits payable under the SERP, the estimated normal retirement benefit under the SERP payable for each of Messrs. Scott T. Ford, Fox, and Beebe is $27,972, $942,971, and $109,880, respectively.

Grantor Trust

  ALLTEL maintains a "grantor trust" under Section 671 of the Internal Revenue Code (the "Trust") to provide certain participants in designated compensation and supplemental retirement plans and arrangements with greater assurance that the benefits and payments to which those participants are entitled under those plans and arrangements will be paid. Contributions by ALLTEL to the Trust are discretionary. Prior to a "change of control" of ALLTEL (as defined in the trust agreement for the Trust), benefits may not be paid from the Trust. Following a "change of control" of ALLTEL, benefits and payments may be paid from the Trust to the extent those benefits and payments are not paid by ALLTEL or its successor. The assets of the Trust are subject to the claims of the creditors of ALLTEL in the event ALLTEL becomes "insolvent" (as defined in the trust agreement for the Trust).

                             CERTAIN TRANSACTIONS

  ALLTEL engaged Stephens Inc., an affiliate of Stephens Group, Inc., to render investment banking and brokerage services to ALLTEL and its subsidiaries during 1998, for which ALLTEL paid investment banking fees and brokerage commissions totaling $6,127,675 to Stephens Inc. during the period January 1, 1998, through December 31, 1998. Stephens Group, Inc. beneficially owned, on February 22, 1999, 16,300,144 shares of Common Stock (see page 5).

  ALLTEL engaged Fidelity Management Trust Company, a subsidiary of FMR Corp., to render record keeping services in connection with the 360(degrees) Communications Inc. Retirement Savings Plan during 1998, for which ALLTEL paid administrative fees totaling $70,308 to Fidelity Management Trust during the period January 1, 1998, through December 31, 1998. FMR Corp. beneficially owned, on February 22, 1999, 15,078,023 shares of Common Stock (see page 5).

  ALLTEL believes that the transactions set forth above were conducted on terms that are no less favorable to ALLTEL than could have been obtained from unaffiliated third parties.

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires ALLTEL's directors and executive officers, and persons who own more than ten percent of ALLTEL's Common Stock, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of that Common Stock. To ALLTEL's knowledge, based solely upon a review of copies of reports provided by those individuals to ALLTEL and written representations of those individuals that no other reports were required with respect to the year ended December 31, 1998, ALLTEL believes that all of the foregoing filing requirements applicable to its directors, executive officers, and greater-than-ten percent beneficial owners have been met, except that Ronald Townsend, a director of ALLTEL, reported on a Form 5 that he failed to report the exercise of options covering 3,000 shares of Common Stock on November 6, 1998, and the concurrent sale of those shares, and John M. Mueller, Controller of ALLTEL, was 15 days late in filing a Form 4 Report to report the February 13, 1998, sale of 4,000 shares of Common Stock.

                                 ANNUAL REPORT

  The 1998 Annual Report, which includes financial statements and an outline of ALLTEL's operations during 1998, was mailed to each stockholder receiving this Proxy Statement. As a result of comments received from the SEC, there were several changes made to the financial statements contained in that annual report after it was mailed. These changes relate to presentation and expanded disclosures to the financial statements and have been incorporated into the financial statements included in ALLTEL's 1998 Form 10-K report. ALLTEL will provide, without charge, to any person receiving a copy of this Proxy Statement, upon written request, a copy of ALLTEL's Annual Report on Form 10-K for the calendar year 1998, including the financial statements and the financial statement schedules thereto, required to be filed with the SEC. Those requests should be addressed to Dan Powell, Vice President-Investor Relations, ALLTEL Corporate Services, Inc., One Allied Drive, Little Rock, Arkansas 72202.

                                 OTHER MATTERS

  Stockholders who intend to present proposals at the 2000 Annual Meeting, and who wish to have those proposals included in ALLTEL's Proxy Statement for the 2000 Annual Meeting, must be certain that those proposals are received by the Corporate Secretary at One Allied Drive, Little Rock, Arkansas 72202, prior to November 22, 1999. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Proxy Statement for ALLTEL's 2000 Annual Meeting.

  The management and the Board of Directors of ALLTEL do not know of any other matters that may come before the meeting. If any other matters properly come before the meeting, however, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on those matters. Under ALLTEL's Bylaws, nominations for director may be made only by the Board, or by an ALLTEL stockholder entitled to vote who has delivered notice to ALLTEL not fewer than 90 days nor more than 120 days prior to the first year anniversary of the immediately preceding year's annual meeting. The Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board or by an ALLTEL stockholder entitled to vote who has delivered notice to ALLTEL (containing certain information specified in the Bylaws) within the time limits described above for delivering notice of a nomination for the election of a director. These requirements apply to any matter that an ALLTEL stockholder wishes to raise at an annual meeting other than in accordance with the procedures in SEC Rule 14a-8. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Corporate Secretary, One Allied Drive, Little Rock, Arkansas 72202.

  ALLTEL will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, directors, and employees of ALLTEL, personally or by telephone or electronic means. In the event the management of ALLTEL deems it advisable, ALLTEL may engage the services of an independent proxy solicitation firm to aid in the solicitation of proxies. The fees paid by ALLTEL, in the event of such an engagement, likely would not exceed $15,000. ALLTEL will pay persons holding stock in their names or those of their nominees for their expenses in sending soliciting material to their principals in accordance with regulations of the SEC and The New York Stock Exchange, Inc.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, OR VOTE VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE PROXY CARD.

Dated: March 22, 1999                           By Order of the Board of
                                                Directors,
                                                FRANCIS X. FRANTZ,
                                                Secretary

                              ALLTEL CORPORATION
          This Proxy is Solicited on Behalf of the Board of Directors
           for the Annual Meeting of Stockholders on April 22, 1999

P The undersigned hereby appoints Joe T. Ford and Francis X. Frantz, or either of them, with full power of substitution, as proxies to vote all of the undersigned's shares of voting stock at the Annual Meeting of Stockholders
R on April 22, 1999, and at any and all adjournments thereof, in accordance with and as more fully described in the Notice of Annual Meeting and the Proxy Statement, receipt of which is acknowledged.
O

                Election of Directors, Nominees:
X               John R. Belk, Charles H. Goodman, W.W. Johnson, Frank E. Reed,
                 William H. Zimmer

Y You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

[LOGO OF ALLTEL       Annual Meeting of Stockholders         1999 ANNUAL MEETING
APPEARS HERE]         Thursday, April 22, 1999                  ADMISSION TICKET
                      11:00 a.m. local time
                      Arkansas' Excelsior Hotel
                      Ballroom Level
                      Three Statehouse Plaza
                      Little Rock, Arkansas


Please present this ticket for admittance of stockholder(s) named above.
Admittance will be based upon availability of seating.
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
------------------------------------------------------------------------------------------------------------------------------
Instructions for Voting Your Proxy
ALLTEL Corporation is now offering stockholders of record three alternative ways of voting your proxies:
 . By Telephone (using a touch-tone telephone)     . Through the Internet (using a browser)     . By Mail (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

------------------
TELEPHONE VOTING        Available only until 5:00 p.m. Eastern time on April 21, 1999
------------------
        . This method of voting is available for residents of the U.S. and Canada
        . On a touch tone telephone, call TOLL FREE 1-800-644-5834, 24 hours a day, 7 days a week
        . You will be asked to enter ONLY the control number shown below
        . Have your proxy card ready, then follow the simple instructions
        . Your vote will be confirmed and cast as you directed

------------------
INTERNET VOTING         Available only until 5:00 p.m. Eastern time on April 21, 1999
------------------
        . Visit our Internet voting website at http://cybervote.georgeson.com
        . Enter the Company Number AND Control Number shown below and follow the instructions on your screen
        . You will incur only your usual Internet charges.

------------------
VOTING BY MAIL
------------------
        . Simply mark, sign and date your proxy card and return it in the postage-paid envelope
        . If you are voting by telephone or the Internet, please do not mail your proxy card.

                                ----------------------------                 ----------------------------
                                       COMPANY NUMBER                               CONTROL NUMBER
                                ----------------------------                 ----------------------------


                                          TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
------------------------------------------------------------------------------------------------------------------------------
[X] Please mark
    votes as in
    this example.

This proxy, when properly executed, will be voted in the manner directed below. If no direction is made, this proxy will be voted
"FOR" Proposal 1.

----------------------------------------------------------------------
ALLTEL'S Board of Directors recommends a vote "FOR" proposal 1.
----------------------------------------------------------------------
1. Election of Directors (see reverse)
   For, except vote withheld from the following
   nominee(s):                                     FOR      WITHHOLD

   _____________________________________          [   ]      [    ]

                                                                                        DATE:___________________________, 1999

                                                                                        ______________________________________

                                                                                        ______________________________________
                                                                                        SIGNATURE(S)

                                                                                        IMPORTANT: Please sign exactly as your
                                                                                        name(s) appear(s) hereon. If you are acting
                                                                                        as attorney-in-fact, corporate officer or in
                                                                                        a fiduciary capacity, please indicate the
                                                                                        capacity in which you are signing.
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